Exhibit 99.2

SYNAVANT Inc. CONDENSED CONSOLIDATED BALANCE SHEET (Dollar amounts in thousands, except per share data)

March 31, 2003
(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$ 10,146
Restricted cash	1,364
Accounts receivable-net	29,941
Other receivables	1,171
Other current assets	6,483

TOTAL CURRENT ASSETS	49,105
Property, plant and equipment-net	12,176
Computer software-net	2,342
Goodwill-net	41,156
Other assets	2,388

TOTAL ASSETS	$107,167

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$ 12,139
Line of credit	4,500
Accrued restructuring	1,374
Accrued and other current liabilities	14,724
Accrued income taxes	1,961
Deferred revenues	9,784

TOTAL CURRENT LIABILITIES	44,482

Accrued liability due to former parent	9,000
Other liabilities	1,671

TOTAL LIABILITIES	$ 55,153

Commitments and contingencies (see note 2)
STOCKHOLDERS’ EQUITY:
Common stock, par value $.01, authorized 41,000,000 shares;
15,242,578 and 15,187,722 shares outstanding at March 31, 2003
and December 31, 2002, respectively	152
Other stockholders’ equity	51,862

TOTAL STOCKHOLDERS’ EQUITY	52,014

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,167

See accompanying Notes to the Consolidated Financial Statements (unaudited). F-1

SYNAVANT Inc. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Dollar amounts in thousands, except per share data)

	Three Months Ended March 31,

	2003	2002

REVENUES:
Software fees	$174	$1,440
Software services	16,636	20,848
Interactive marketing	18,005	22,672

TOTAL REVENUES	34,815	44,960

OPERATING COSTS:
Software fees	62	726
Software services	13,155	15,106
Interactive marketing	15,598	19,259

TOTAL OPERATING COSTS	28,815	35,091

Research & development	1,308	1,939
Selling and administrative expenses	8,397	7,596
Restructuring costs	500	--
Depreciation and amortization	1,881	1,838

OPERATING LOSS	(6,086)	(1,504)

Other expense-net	(1,023)	(100)

LOSS BEFORE PROVISION FOR INCOME TAXES	(7,109)	(1,604)

Income tax provision	(349)	(341)

NET LOSS	$(7,458)	$(1,945)

Net loss per share of common stock: basic and diluted	$(0.49)	$(0.13)
Weighted average shares outstanding: basic and diluted	15,243	15,067

See accompanying Notes to the Consolidated Financial Statements (unaudited). F-2

SYNAVANT Inc. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Dollar amounts in thousands)

	Three Months Ended March 31,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,458)	$(1,945)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	1,881	1,838
Amortization of capitalized computer software	42	595
Restructuring charge	500	--
Restructuring payments	(1,235)	(688)
Changes in operating assets and liabilities:
Accounts and other receivable	6,083	(227)
Accounts payable	2,805	(1,557)
Accrued liabilities and other current liabilities	(1,734)	347
Accrued income taxes	623	632
Deferred revenues	1,513	3,886
Other	(2,327)	(573)

NET CASH PROVIDED BY OPERATING ACTIVITIES	693	2,308
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(536)	(456)
Additions to computer software	(79)	--

NET CASH USED IN INVESTING ACTIVITIES	(615)	(456)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for capital leases	(218)	(65)
Increase in Restricted Cash	(1,364)	--
Borrowings from line of credit	4,500	--

NET CASH PROVIDED (USED) IN FINANCING ACTIVITIES	2,918	(65)

Effect of exchange rate changes on cash and cash equivalents	156	14

Increase in cash and cash equivalents	2,996	1,801
Cash and cash equivalents, beginning of period	6,994	9,578

Cash and cash equivalents, end of period	$10,146	$11,379

Supplemental Disclosure of Cash Flow Information:
Cash payments for foreign, state and
local income taxes were $228 and $31 for the three months ended
March 31, 2003 and 2002, respectively

See accompanying Notes to the Consolidated Financial Statements (unaudited) F-3

SYNAVANT Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation.  The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) for interim financial information and with the rules and regulations of the Securities and Exchange Commission (the “SEC”).  The consolidated financial statements and related notes should be read in conjunction with the consolidated financial statements and related notes of SYNAVANT Inc. (the “Company” or “SYNAVANT”) on Form 10-K.  These consolidated financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets, and amounts of revenues and expenses.  Actual results may differ from those estimated.  In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation of financial position, results of operations and cash flows for the periods presented have been included.  Certain information and footnote disclosures have been condensed or omitted pursuant to SEC rules and regulations.  However, management believes that the disclosures made are adequate for a fair presentation of the results for all interim periods reported herein.

        Organization.  SYNAVANT serves the biopharmaceutical and healthcare industries through implementing and supporting pharmaceutical-specific customer relationship management (“CRM”) solutions and developing interactive marketing programs and medical professional databases.  SYNAVANT is composed of the automated sales and marketing support businesses which were formerly part of IMS HEALTH INCORPORATED (“IMS HEALTH”) which operated under the name IMS HEALTH Strategic Technologies, Inc. (“ST”); certain other former foreign subsidiaries of IMS HEALTH; substantially all of IMS HEALTH’s former interactive and direct marketing businesses, including the business of Clark-O’Neill, Inc. (“Clark O’Neill”), formerly a wholly owned subsidiary of IMS HEALTH; and a 51% interest in Permail Pty., Ltd. (“Permail”).  On August 31, 2000, shares of SYNAVANT were distributed to shareholders of IMS HEALTH following the conveyance of assets and stock of entities comprising the SYNAVANT business into SYNAVANT Inc., a Delaware corporation.

        On March 16, 2003, the Company announced a definitive agreement to sell its Global Interactive Marketing Business to Cegedim for $43.5 million in cash.  Further, the definitive agreement and other transaction related documents were filed through a Form 8-K on March 17, 2003.  However, this agreement has been superseded by a subsequent definitive agreement with Dendrite International Inc. (“Dendrite”) on May 9, 2003 (See Note 7).

        On March 21, 2003, the Company reached an agreement to sell its 51% interest in Permail Pty. Ltd. to its minority partner for approximately $1.8 Million (the “Permail Transaction”).  The transaction was completed on April 30, 2003.

        Reclassifications. Certain prior period amounts have been reclassified to conform with current period presentation.

        Earnings Per Share.  Basic and diluted earnings per share (“EPS”) are calculated in accordance with Statement of Financial Standards No. 128. For the Company’s calculation, the numerator is the same for the calculation of both basic and diluted EPS. The denominator for basic and diluted EPS is the same for the three month period ended March 31, 2003 as the loss from operations would otherwise cause the inclusion of common stock options to be anti-dilutive.  Options to purchase 7,680,397 shares of common stock at a weighted average price of $8.54 were outstanding but not included in the computation of diluted EPS for the three months ended March 31, 2003.

F-4

        Recently Issued Accounting Standards.   In June of 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities.  FAS 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred.  It nullifies the guidance of the Emerging Issues Task Force (EITF) in EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan.  In FAS 146, the Board acknowledges that an entity’s commitment to a plan does not, by itself, create a present obligation to other parties that meets the definition of a liability.  FAS 146 also establishes that fair value is the objective for the initial measurement of the liability.  FAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

        There has been no material impact related to the implementation of this recently issued statement on the Company’s results of operations, financial position and cash flows.

NOTE 2. CONTINGENCIES

        SYNAVANT has from time to time been involved in legal proceedings and litigation arising in the ordinary course of business. In the opinion of management, the outcome of all current proceedings, claims and litigation will not materially affect SYNAVANT’s consolidated financial position. In addition to these immaterial items, the Company is subject to certain other contingencies discussed below.

        In connection with IMS HEALTH’s spin-off of the Company to its stockholders (the “Distribution”), SYNAVANT is jointly and severally liable to other parties in connection with prior IMS HEALTH Distribution Agreements for the liabilities relating to certain tax matters as well as a legal matter (“Distribution Liabilities”). Under the Distribution Agreement, IMS HEALTH and SYNAVANT agreed that SYNAVANT would have a maximum liability of $9.0 million for the Distribution Liabilities.  Management believes it is probable that at least one of these matters will have an unfavorable outcome and as a result the Company recorded a $9.0 million liability associated with these matters as part of the Distribution in 2000.  The Distribution Agreement required that if an unfavorable outcome occurred, the amount due up to $9.0 million is due and payable in January 2003.  As of March 31, 2003, the Company has determined that approximately $2.0 million of the $9.0 million described above is now certain.  The $2.0 million relates solely to the legal fees associated with these matters, as all matters are still unresolved as of March 31, 2003.  In concurrence with the Foothill Facility obtained by the Company, IMS HEALTH agreed to defer any payments associated with the Distribution Liabilities until January 2005.  The deferral of the Distribution Liabilities has also been agreed to in concurrence with the CapitalSource Facility.  Under the Distribution Agreement, SYNAVANT would be liable for amounts in excess of $9.0 million, related to the Distribution Liabilities, only to the extent that all of the parties involved do not have sufficient combined assets to settle such contingencies.  While these matters are ongoing, as of March 31, 2003, IMS HEALTH has made payments in excess of $200 million in anticipation of final resolution of certain of these matters in order to avoid incurring additional penalties and interest.

        Pursuant to a letter of agreement signed with IMS HEALTH and Dendrite in May 2003, SYNAVANT has agreed to settle these Distribution Liabilities.  The settlement accelerates payments from January 2005 upon completion of the tender offer and merger with Dendrite (See Note 7).  $2.0 million of the $9.0 million has already been incurred by IMS HEALTH but not yet reimbursed by the Company.  Applying a discount rate of 6.5% on the remaining $7.0 million not yet incurred is expected to result in a total payment to IMS HEALTH of approximately $8.4 million to settle the remaining Distribution Liability.

NOTE 3. RESTRUCTURING CHARGE

        On August 16, 2001, the Company announced that, in an attempt to optimize customer responsivenessand organizational effectiveness, it would simplify its senior leadership structure as well as eliminate certain other positions in its international and domestic operations.  The Company completed the first two steps in the restructuring process, resulting in the elimination of 100 positions that is reflected in the charge of $7.5 million for 2001 (the “2001 Restructuring”).  These reductions included six senior management positions with the remainder being operating, technical and administrative staff.  The charge for the 2001 Restructuring is composed entirely of employee severance and separation related costs, such as extended benefits and outplacement fees.  Of the $7.5 million charge, $0.1 million remains to be paid as of March 31, 2003.

F-5

        During 2002, the Company took additional restructuring charges related to both severance and separation related costs for the elimination of approximately 45 positions and real estate actions, as the Company has terminated certain real estate leases and subleased other office space made available by the restructuring actions (the “2002 Restructuring”).  These personnel reductions included three senior management positions with the remainder being operating, technical and administrative staff.  The 2002 Restructuring resulted in a charge of $2.2 million, of which $1.1 million remains to be paid as of March 31, 2003.  All remaining severance and related personnel costs are expected to be paid in 2003, with the real estate payments continuing over the life of the related lease agreements.

        During the first quarter of 2003, the Company took an additional restructuring charge related to severance and separation costs for the elimination of 9 positions relating to operating, technical and administrative staff.  These actions resulted in a charge of $0.5 million, of which $0.2 million remains to be paid as of March 31, 2003. The remaining payments related to this charge are expected to be paid in 2003.

NOTE 4. INCOME TAX

        The Company’s consolidated tax provision was $0.3 million for the three months ended March 31, 2003 and 2002.  The Company’s effective tax rate is different from the U.S. federal statutory tax rate due to taxable income in certain foreign jurisdictions and losses for which a full valuation has been provided.

NOTE 5. OPERATIONS BY SEGMENT

        The Company delivers pharmaceutical customer relationship management solutions and interactive marketing programs globally and does business in approximately 30 countries.  The Company’s management evaluates the business on a global basis with consideration of resource allocation on a geographic basis.  The Americas Segment principally consists of operations for the United States, the Company’s country of domicile.  The Europe Segment includes, but is not limited to, the operations of the United Kingdom, which is the largest region in this segment.  The Asia Pacific Segment consists principally of the operations of Australia.  For further information on material individual countries see the additional disclosure in the second table of this note.

	Americas	Europe	Asia Pacific	Total

	(Dollar amounts in thousands)
Three Months Ended March 31, 2003
Operating revenues	$17,518	$13,905	$3,392	$34,815
Segment operating loss	(5,318)	(717)	(51)	(6,086)
Non-operating income (loss)	(487)	(637)	101	(1,023)
Income / (loss) before income taxes	(5,805)	(1,354)	50	(7,109)
Provision for income taxes				(349)
Net loss				(7,458)
Segment total depreciation and amortization	1,564	222	95	1,881
Segment capital expenditures	277	252	17	546
Identifiable assets at March 31, 2003	73,588	28,460	5,119	107,167

F-6

	Americas	Europe	Asia Pacific	Total

	(Dollar amounts in thousands)
Three Months Ended March 31, 2002
Operating revenues	$29,786	$12,254	$2,920	$44,960
Segment operating loss	(843)	(355)	(306)	(1,504)
Non-operating income (loss)	218	(342)	24	(100)
Loss before income taxes	(625)	(697)	(282)	(1,604)
Provision for income taxes				(341)
Net loss				(1,945)
Segment total depreciation and amortization	(1,986)	(333)	(114)	(2,433)
Segment capital expenditures	293	141	22	456
Identifiable assets at March 31, 2002	$85,356	$28,230	$5,499	$119,085

Information about the Company’s operations and long-lived assets by geography is as follows:

	US	UK	Australia	Rest of World(2)	Total

Three Months Ended March 31, 2003
Operating revenues	$16,409	$4,048	$2,946	$11,412	$34,815
Long-lived assets(1)	49,575	3,398	574	2,499	56,046
Three Months Ended March 31, 2002
Operating revenues	$28,126	$4,848	$2,679	$9,307	$44,960
Long-lived assets(1)	52,741	3,138	669	2,407	58,955

(1)     Long-lived assets in the U.S. and the U.K. are comprised predominantly of goodwill associated with the acquisition of Walsh International Inc. in June 1998.

(2)     Rest of World is primarily comprised of operations in Europe.

NOTE 6. FAIR VALUE OF STOCK OPTIONS

        SFAS No. 123, “Accounting for Stock-Based Compensation”, requires that companies with stock-based compensation plans either recognize compensation expense based on the fair value of options granted or continue to apply the existing accounting rules and disclose pro forma net income and earnings per share assuming the fair value method had been applied. The Company has chosen to continue applying Accounting Principles Board Opinion No. 25 (“APB No. 25”) and related interpretations in accounting for its stock incentive plans.  No compensation cost has been recognized for the fixed stock option plans for the three months ended March 31, 2003 and 2002.  Had compensation cost for the SYNAVANT stock incentive plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS 123, the Company’s net loss and loss per share would have increased to the pro forma amounts indicated below:

	March 31, 2003	March 31, 2002

Net Loss:
As reported	$(7,458)	$(1,945)
Deduct: Total stock-based employee compensation expense
determined under fair value based method for all awards	$(496)	$(1,510)

Pro forma	$(7,954)	$(3,455)
Loss Per Share - Basic and Diluted:
As reported	$(0.49)	$(0.13)
Pro forma	$(0.52)	$(0.23)

F-7

NOTE 7.  SUBSEQUENT EVENTS

        On April 12, 2003, the Company entered into a definitive agreement for Cegedim to purchase all the issued and outstanding SYNAVANT stock at a price of $2.30 per share in cash (the “Cegedim Agreement”).  Under the definitive agreement, Cegedim agreed to commence a tender offer for any and all SYNAVANT shares at the offer price of $2.30 per share in cash.  The Cegedim Agreement supersedes the agreement announced on March 16, 2003 for the sale of SYNAVANT’s Global Interactive Marketing Business (See Note 1).  Further, the definitive agreement and other transaction related documents were filed through a Form 8-K on April 15, 2003.  The Cegedim Agreement has been superseded by the Dendrite Agreement (See below).

        On April 21, 2003, Dendrite announced publicly its desire to acquire SYNAVANT pursuant to a tender offer followed by a merger, for $2.50 per share in cash.  On the same day that it made its announcement, Dendrite commenced litigation against SYNAVANT generally alleging that SYNAVANT’s Board of Directors failed to satisfy its fiduciary duties, among other things, in connection with the approval of the merger between SYNAVANT and Cegedim (the “Dendrite Litigation”).  SYNAVANT’s Board of Directors authorized the Company’s management and representatives to conduct further discussions and negotiations with Dendrite and Cegedim.

        On May 9, 2003, the Company entered into a definitive agreement for Dendrite to purchase all the issued and outstanding SYNAVANT stock at a price of $2.83 per share in cash (the “Dendrite Agreement”).  Under the definitive agreement, Dendrite agreed to commence a tender offer for any and all SYNAVANT shares at the offer price of $2.83 per share in cash.  The Dendrite Agreement supersedes the Dendrite’s offer of $2.50 per share announced on April 21, 2003 and also results in the termination of the Cegedim Agreement.  It also suspends the Dendrite Litigation, with termination of the litigation upon closing.  The definitive agreement and other transaction related documents were filed through a Form 8-K on May 12, 2003.

        The Dendrite tender offer is subject to shareholders representing a majority of SYNAVANT’s outstanding common stock ownership tendering their shares, as well as other customary conditions.

        On May 13, 2003, the Company received a proposal from Cegedim to acquire all of SYNAVANT’s outstanding common stock for $3.15 per share in cash.  In accordance with the Dendrite Agreement, the SYNAVANT board of directors has authorized the Company’s management and advisors to enter into discussions and negotiations with Cegedim regarding its proposal.  This authorization does not constitute approval or recommendation of Cegedim’s bid by SYNAVANT’s board of directors nor has the SYNAVANT board withheld, modified or changed its approval or its recommendation in favor of the Dendrite Agreement.

F-8